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                                                                    EXHIBIT 10.3

                                 CSX CORPORATION
               2002 CORPORATE DIRECTOR DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2003

                           The purpose of this Plan is to permit members of the
Board of Directors of CSX Corporation to elect deferred receipt of director's fees. This Plan is intended to constitute a deferred compensation plan for corporate director's fees. This Plan is not intended to replace or supercede any prior Director's deferral plans.

                  1.       Definitions

                           The following words or terms used herein shall have the following meanings:

                           (a)      "Account" or "Accounts"-- means the
                           bookkeeping account(s) maintained for each
                           Participant to record the amount of Director's Fees he has elected to defer, as adjusted pursuant to
                           Section 4.

                           (b)      "Administrator" -- means CSX Corporation

                                    (i)      Prior to a Change of Control, the
                                    Administrator shall be responsible for the general administration of the Plan, claims review, and for carrying out its provisions. Administration of the Plan shall be carried out consistent with the terms of the Plan.

                                    (ii)     Following a Change of Control, the
                                    Benefits Trust Committee may remove and/or replace the Administrator.

                                    (iii)    The Administrator shall have sole
                                    and absolute discretion to interpret the Plan and determine eligibility for and benefits hereunder. Decisions of the Administrator regarding participation in and the calculation of benefits under the Plan shall at all times be binding and conclusive on Participants, their beneficiaries, heirs and assigns.

                                    (iv)     Notwithstanding subsection (iii)
                                    above, following a Change of Control, final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under the Plan shall rest with the Benefits Trust Committee or its delegate in its sole judgment and absolute discretion.

                           (c) "Benefits Trust. Committee" -- means the committee established pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust document.

                           (d)      "Board" -- means the Board of Directors of
                                    CSX.

                           (e) "Change -of Control" -- means any of the following:

                                    (i)      Stock Acquisition. The acquisition,
                                    by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of

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                                    1934, as amended (the "Exchange Act")(a
                                    "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
                                    (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change -of Control:
                                    (A) any acquisition directly from the
                                    Corporation; (B) any acquisition by the
                                    Corporation; (C) any acquisition by any
                                    employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

                                    (ii)     Board Composition. Individuals who,
                                    as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                                    (iii)    Business Combination. Approval by
                                    the shareholders of the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

                                              (A) all or substantially all of
                                         the individuals and entities who were
                                         the beneficial owners, respectively, of
                                         the Outstanding Corporation Common
                                         Stock and Outstanding Corporation
                                         Voting Securities immediately prior to
                                         such Business Combination beneficially
                                         own, directly or indirectly, more than
                                         50% of, respectively, the then
                                         outstanding shares of common stock and
                                         the combined voting power of the then
                                         outstanding voting securities entitled
                                         to vote generally in the election of
                                         directors, as the case may be, of the
                                         corporation resulting from such
                                         Business Combination (including,
                                         without limitation, a corporation which
                                         as a result of such transaction owns
                                         the Corporation or its principal
                                         subsidiary or all or substantially all
                                         of the assets of the Corporation or its
                                         principal subsidiary either directly or
                                         through one or more subsidiaries) in
                                         substantially the same proportions as
                                         their ownership, immediately prior to
                                         such Business Combination of the
                                         Outstanding Corporation Common Stock
                                         and Outstanding Corporation Voting
                                         Securities, as the case may be;

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                                              (B) no Person (excluding any
                                         corporation resulting from such
                                         Business Combination or any employee
                                         benefit plan (or related trust) of the
                                         Corporation or such corporation
                                         resulting from such Business
                                         Combination) beneficially owns,
                                         directly or indirectly, 20% or more of,
                                         respectively, the then outstanding
                                         shares of common stock of the
                                         corporation resulting from such
                                         Business Combination or the combined
                                         voting power of the then outstanding
                                         voting securities of such corporation
                                         except to the extent that such
                                         ownership existed prior to the Business
                                         Combination; and

                                              (C) at least a majority of the
                                         members of the board of directors
                                         resulting from such Business
                                         Combination were members of the
                                         Incumbent Board at the time of the
                                         execution of the initial agreement, or
                                         of the action of the Board of
                                         Directors, providing for such Business
                                         Combination; or

                                    (iv)     Regulated Business Combination.
                                    Approval by the shareholders of the
                                    Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

                                    (v)      Liquidation or Dissolution.
                                    Approval by the shareholders of the
                                    Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.

                           (f)      "CSX" or "Corporation" -- means CSX
                           Corporation

                           (g) "CSX's Accountants" -- means the independent accountants, actuaries, benefits consulting firm or other entity engaged by CSX to provide Participant's accounting services for the Plan and, if selected or changed following a Change -of Control, approved by the Benefits Trust Committee.

                           (h) "Deferral Agreement" -- means an agreement between a Participant and CSX under which the Participant agrees to defer Director's Fees under the Plan. The Deferral Agreement shall be on a form prescribed by the Administrator and shall include any amendments, attachments or appendices.

                           (i) "Director's Fees" -- means any compensation, whether for retainer, for Board meetings or for Committee meetings or otherwise, payable either in cash or in stock, earned by a Member for services rendered as a Member.

                           (j) "Distribution Event" -- means any of the events listed in Section 1(e), "Change -of Control," with the following modification: the words "Approval by the shareholders of the Corporation of," in the first line of Sections 1(e)(iii) and 1(e)(iv) are replaced for purposes of this Section 1(j) with the words, "Consummation of, i.e., actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Securities, and/or assets of the Corporation or its principal subsidiary by reason of,".

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                           (k)      "Effective Date" -- means January 1, 2003.

                           (l)      "Enrollment Form" -- means the form
                           prescribed by the Administrator that a Member who has previously made deferrals under a prior CSX deferral plan for Directors may file pursuant to Section 4 in order to become a Participant in the Plan.

                           (m) "Form of Payment Election" -- means the election by the Participant of the form of distribution (lump sum or installments) he will receive from his Account pursuant to Section 6.

                           (n) "Member" -- means any person duly elected to the Board.

                           (o) "Partial Distribution Election" -- means a Distribution Election for a portion of a Participant's Account under Section 5.

                           (p) "Participant" -- means any Member who elects to participate in the Plan.

                           (q) "Plan" -- means the CSX Corporation 2002 Corporate Director Deferred Compensation Plan.

                           (r) "Secretary" -- means the Corporate Secretary of CSX.

                           (s) "Trust" -- means the trust created under the CSX and Affiliated Companies Benefits Assurance Trust Agreement or a grantor trust or trusts established by CSX which will substantially conform to the terms of the Internal Revenue Service model trust as described in Revenue Procedure 92-64, 1992-2 C.B. 422. Except as provided in Section 9, CSX is not obligated to make any contribution to the Trust.

                           (t) "Term" -- means the annual term for which a Member is elected to serve on the Board of Directors of CSX.

                           (u) "Valuation Date" -- means the last day of each calendar quarter and such other dates as the Administrator deems necessary or appropriate to value the Participants' benefits under this Plan. However, following a Change -of Control, the selection of a Valuation Date other than the last day of each calendar quarter shall be subject to the approval of the Benefits Trust Committee.

                           In any instance in which the male gender is used
herein, it shall also include persons of the female gender in appropriate circumstances.

                  2.       Participation

                           A Member may elect to become a Participant for any
Term by filing an initial Deferral Agreement or an Enrollment Form with the Secretary not later than (i) the Effective date or (ii) a date six months prior to the Annual Meeting for the Term for which Director's Fees are to be earned, whichever is

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later. Such Deferral Agreement shall be effective for purposes of deferring
Director's Fees only as provided in Section 3. Such Enrollment Form shall be effective for purposes of transferring balances previously deferred under a prior Company deferral plan to the Participant's Accounts only as provided in
Section 4. Following a Change -of Control, all Deferral Elections are subject to the approval of the Benefits Trust Committee.

                  3.       Deferral of Director's Fees

                           (a) CSX shall, during any year in which a Participant has a Deferral Election on file with the Secretary, withhold and defer payment of all or any specified part of Participant's Director's Fees in accordance with his Deferral Election. A Participant may elect to change the amount of Director's Fees he elects to defer, modify a Deferral Agreement or revoke a Deferral Agreement by filing a new Deferral Agreement with the Secretary not later than (i) a date six months prior to the Annual Meeting for the Term for which Director's Fees are to be earned or (ii) November 1 of the calendar year immediately prior to the Annual Meeting for the Term for which Director's Fees are to be earned, whichever is later.

                           (b) Any person who becomes a Member and who was not a Member six months prior to the beginning of his Term as a Member may file a Deferral Election during the first thirty (30) days he is a Member.

                  4.       Participant's Accounts

                           (a) A Participant may elect on a Deferral Agreement to have all or any portion of the eligible deferred Director's Fees credited to an interest-accruing account ("Interest Account") and/or to a CSX Phantom Stock Account ("Phantom Stock Account").

                           (b) A Participant who is eligible to receive a portion of his Director's Fees in CSX common stock pursuant to the CSX Corporation Stock Plan for Directors may file with the Secretary a Deferral Agreement with respect to such CSX common stock. A Participant's Stock Account ("Stock Account") will be created when he files his initial Deferral Agreement with respect to Director's Fees payable in CSX common stock.

                           (c) Interest shall accrue on the Interest Account from the first day of the month following the deferred Director's Fee would otherwise have been paid to the Participant until it is actually paid, such interest to be credited to the Participant's Account and compounded quarterly at the end of each calendar quarter. The rate of interest will be reviewed periodically, provided, however, following a Change -of Control, any change in the rate of interest is subject to the approval of the Benefits Trust Committee.

                           (d) Credits to the Phantom Stock Account and the Stock Account shall be in full and fractional units based on the average of the high and low price for CSX common stock as reported on the New York Stock Exchange - Composite Listing ("NYSE") on the date the Director's Fees would otherwise have been paid to the Participant.

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                           (e)      Dividends shall be credited in full and
         fractional units to the Phantom Stock Account based on the number of units in the Account on the record date and calculated based on the average of the high and low price for CSX common stock on the dividend payment date.

                           (f) Dividends shall be credited in full and fractional units to the Stock Account based on the number of units in the Account on the record date and calculated based on (i) the actual purchase price of CSX common stock acquired to the extent shares are actually purchased by the trustee of the Director's Stock Trust or a successor trust, or (ii) the number of units in the Account on the record date and calculated based on the average of the high and low price for CSX common stock on the dividend payment date.

                           (g) A Participant, while a Member, may elect at any time to transfer all or any portion of amounts deferred, including all earnings thereon, between an Interest Account and a Phantom Stock Account. No transfer may be made into or out of a Stock Account.

                           (h) A Member who has previously deferred shares of CSX common stock granted pursuant to the CSX Corporation Stock Plan for Directors ("Stock Plan") may elect to have a Stock Account created for him in the Plan on the Effective Date by filing an Enrollment Form with the Secretary on or before the Effective Date. Filing the Enrollment Form will cause the transfer of such previously deferred share balances to the Participant's Stock Account on the Effective Date, and the Member will enjoy all rights and privileges of a Participant including the ability to file initial Distribution Elections and Form of Payment Elections. A properly filed Enrollment Form will cause all prior elections made with respect to such previously deferred shares to be void immediately, unless otherwise stated in this Section 4.

                           (i) A Member who is a participant in the CSX Corporation Corporate Director Deferred Compensation Plan ("Director Plan") may elect to have an Interest Account or a Phantom Stock Account created for him in the Plan on the Effective Date by filing an Enrollment Form with the Secretary on or before the Effective Date. Filing the Enrollment Form will cause the transfer of balances previously deferred to the Participant's Accounts on the Effective Date, and the Member will enjoy all rights and privileges of a Participant including the ability to file initial Distribution Elections and Form of Payment Elections and to transfer shares between an Interest Account and a Phantom Stock Account. A properly filed Enrollment Form will cause all prior elections made under the Director Plan to be void immediately, unless otherwise stated in this Section 4.

                           (j) With respect to transfers to a Participant's Accounts of amounts previously deferred pursuant to Sections 4(i) and 4(j):

                                    (i)      No initial Distribution Election
                                    made with respect to such previously
                                    deferred amounts which designates
                                    distribution upon attainment of a designated age under Section 5 that will be attained within 12 months following the Effective Date shall be filed.

                                    (ii)     No initial Distribution Election
                                    made with respect to such previously
                                    deferred amounts which designates
                                    distribution upon the Participant's
                                    retirement from the Board under Section 5 shall be effective if distribution would occur within 12 months following the Effective Date.

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                                    (iii)    Any prior election made with
                                    respect to such previously deferred amounts which designates distribution upon the Participant's retirement from the Board shall remain in effect for 12 months following the Effective Date, and shall be void thereafter.

                           (k) The value of a Participant's Interest Account shall be the sum of amounts deferred and all interest accrued thereon. The value of a Phantom Stock Account or Stock Account shall be the value of the units in a Participant's Account based on the average of the high and low price for CSX common stock as reported on the NYSE on the last business day prior to the date of any lump sum or installment distribution. The value of a Phantom Stock Account or Stock Account will fluctuate in value in line with the fluctuation in the price of CSX common stock. There can be no assurance on the market value of CSX common stock either at the time of crediting to a Participant's Account or at any time during the distribution period, nor can there be any assurance as to the continuation of dividends.

                  5.       Distribution of Deferred Director's Fees

                           (a) Amounts deferred under the Plan and credited to an Account shall be distributed to a Participant from such Account in a lump sum one year following the date in which a Participant ceases to be a Member, unless he shall file a Distribution Election as provided in this Section 5 or a Form of Payment Election as provided in
         Section 6.

                           (b) A Participant may file with the Secretary a Distribution Election for the distribution from an Account upon:

                                    (i)      attainment of a designated age,
                                             however, he shall not elect an age
                                             that he will attain less than one
                                             year subsequent to his Distribution
                                             Election; or

                                    (ii)     retirement from the Board.

                           (c) A Participant may file a Distribution Election or change a Distribution Election at any time prior to:

                                    (i)      a date that is 30 days subsequent
                                             to the date of his retirement from
                                             the Board in the case of his
                                             initial Distribution Election; or

                                    (ii)     one year prior to the date
                                             distribution is to commence under
                                             his Distribution Election then in
                                             effect,

         after which time no Distribution Election shall be filed.

                           (e)      A Participant may make a Partial
         Distribution Election with respect to any portion of a Participant's Account, provided no Distribution Election shall be made for a portion of an Account less than $2,000, as determined as of the date the election is made. No Participant shall have more than two Distribution Elections in effect for an Account at any time.

                           (f) Except in the event of retirement from the board, distribution made pursuant to a

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         Distribution Election shall not commence prior to a date that is three years subsequent to the date the Participant first makes a Deferral under either this Plan or a predecessor plan which provides for the deferral of Director's Fees

                           (g) Any Distribution Election made in proper form by a Participant shall be effective and distribution shall commence pursuant to such Distribution Election. Any Distribution Election not made in proper form shall be void. Distributions from a Participant's Stock Account shall be made only in shares of CSX common stock.

                           (h) A Participant may request and receive a withdrawal from his Account at any time without filing a Distribution Election under this Section 5. Any such withdrawal shall result in the forfeiture of an amount equal to the portion of the Participant's Account that is withdrawn, multiplied by the Mid-term Applicable Federal Rate determined as of the Valuation Date upon which the withdrawal is effective. Notwithstanding the preceding, following a Change of Control, any decisions or determinations by the Administrator under this Section 5 shall be subject to the approval of the Benefits Trust Committee.

                           (i) A Participant may make one additional election to defer (but not accelerate) commencement of payment under the Plan at any time six months before payments are to have commenced ("Re-deferral Election). Such Re-deferral Election shall be made in a form prescribed by the Administrator. If such Re-deferral Election is to a designated age the re-deferral shall be for a period not less than one year from the date the Re-deferral Election is made.

                  6.       Form of Payment

                           The Form of Payment Elections provided in this
Section 6 shall be made in writing and may be changed at any time prior to a date that is six months prior to the date distribution is to commence, after which time the Form of Payment Election shall be irrevocable. If installment payments are elected for an Account, payments shall be made, as the Participant may elect, for either (a) five years, (b) ten years, or (c) fifteen years. Installments shall be on an annual or quarterly basis as the Participant may elect. The amount of each installment shall be determined by multiplying the value of the Participant's account at the end of the calendar quarter immediately preceding the installment date by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of installment payments over which payment of such amount is to be made, less the number of installment payments theretofore made. In the case of installments from a Stock Account, fractional share amounts shall be rounded up to the next highest whole share amount, except in the case of the final installment, in which case a cash payment will be made for any fractional shares.

                  7.       Death of a Participant

                           (a) In the event a Participant shall die while he is a Member, the balance of his Accounts shall be paid in either a lump sum or installments (consistent with the Form of Payment Elections made by the Participant as described in Section 6) to his Designated Beneficiary. Each Participant may file with the Secretary a Designation of Beneficiary for this purpose.

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                           (b)      In the event a Participant shall die after
         he ceases to be a Member and before he has received complete distribution from his Account, the balance credited to his Account, (including applicable interest) shall be paid to his Designated Beneficiary consistent with the Form of Payment Elections made by the Participant as described in Section 6.

                           (c) In the event a Participant shall not file a Designation of Beneficiary, or his Designated Beneficiary is not living at the Participant's death, the balance credited to his Accounts, (including applicable interest) shall be paid in full to his estate not later than the tenth day of the calendar year following his date of death.

                  8.       Obligation of CSX

                           This Plan shall be unfunded and credits to the
Accounts of each Participant shall not be set apart for him nor otherwise made available so that he may draw upon it at any time, except as provided in this Plan. Neither any Participant nor his Designated Beneficiary shall have any right, title, or interest in such credits or any claim against them. Payments may only be made at such times and in the manner expressly provided in this Plan. CSX's contractual obligation is to make the payments when due. No notes or security for the payment of any Participant's account shall be issued by CSX.

                  9.       Change of Control

                           (a) If a Change of Control has occurred, the Administrator shall cause CSX to contribute to the Trust, within 7 days of such Change of Control, a lump sum payment equal to the unfunded aggregate value of the amount each Participant would be eligible to receive under 9(b) below (but calculated with respect to the Valuation Date described in this sentence, rather than the date of the applicable Distribution Event) as of the latest Valuation Date coinciding with or preceding the date of Change of Control to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 9 shall be determined by CSX's Accountants after consultation with the entity then maintaining the Plan's records. Thereafter, CSX's Accountants shall annually determine as of a Valuation Date for each Participant not receiving a lump sum payment pursuant to Section 9(b), below, the amounts which would be payable under such subsection were a Distribution Event to occur at the date of such determination. To the extent that the value of the assets held in the Trust relating to this Plan do not equal the aggregate amount described in the preceding sentence, at the time of the valuation, as determined by CSX's Accountants, CSX shall make a lump sum contribution to the Trust equal to the difference. In no event, however, shall the Company's contribution to the Trust be less than the amount that would have been contributed thereto with respect to liabilities relating to the Plan (including related administrative and investment expenses), pursuant to and at the time and in the manner provided under Section l(h) of the Trust.

                           (b) In the event a Distribution Event has occurred, the trustee of the Trust shall, within 45days of such Distribution Event, pay to each Participant not making an election under 9(c) below, a lump sum payment equal to the amount the Participant would have been entitled to receive determined under
         Section 6 had he ceased to be a Member and selected an immediate lump sum payment. The amount of each Participant's lump sum payment shall be determined by CSX's Accountants.

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                           (c)      New Participants in the Plan may elect in a
         time and manner determined by the Administrator, but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of the Plan as if a Distribution Event had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Distribution Event shall be invalid.

                           (d) Notwithstanding anything in the Plan to the contrary, each Participant who has made an election under Section 9(c), above, may elect within 90 days following a Distribution Event, in a time and manner determined by the Administrator, to receive a lump sum payment calculated under the provisions of 9(c), above, determined as of the Valuation Date next preceding such payment, except that such calculated amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to CSX by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit from the Plan. Payments under this
         Section 9(d)shall be made not later than 7 days following receipt by CSX of the Participant's election. The Administrator shall, no later than 7 days after a Distribution Event has occurred, give written notification to each Participant eligible to make an election under this Section 9(d), that a Distribution Event has occurred and informing such Participant of the availability of the election.

                  10.      Claims Against Participant's Account

                           No credits to the account of any Participant under
this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Nor shall any credit be subject to attachment or legal process for debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of CSX. No Participant or his Designated Beneficiary shall have any rights other than as a general creditor of CSX.

                  11.      Competition by Participant

                           In the event a Participant ceases to be a Member and
becomes a proprietor, officer, partner, employee, director, or otherwise becomes affiliated with any business that is in competition with the Corporation, the entire balance credited to his account, including interest, or the value of the units in his Phantom Stock Account or Stock Account, if prior to a Change of Control, may, if directed by the Board in its sole discretion, be paid immediately to him in a lump sum. Following a Change of Control, such a decision by the Board is subject to the approval of the Benefits Trust Committee.

                  12.      Payment of Credit Balance to Participant's Account

                           Notwithstanding anything herein to the contrary,
prior to a Change of Control, the Board may, in its sole discretion, direct payment in a lump sum, of any or all of the credit balance appearing at the time in the account of a Participant, and/or of the value of the units in his Phantom Stock Account or Stock

Account. Following a Change of Control, such action by the Board is subject to the approval of the Benefits Trust Committee.

                           Further, the obligations of CSX and the benefit due
any Participant or Designated Beneficiary under the Plan shall be reduced by any amount received in regard thereto under the Trust or any similar trust or other vehicle.

                  13.      Joint and Several Obligation

                           To the extent reflected by resolutions of the
applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

                  14.      Amendment or Termination

                           Prior to a Change of Control, this Plan may be
altered, amended, suspended, or terminated at any time by the Board, on the recommendation of the Compensation Committee of the Board, provided, however, that no alteration, amendment, suspension, or termination shall be made to this Plan which would result in the distribution of amounts credited to the accounts of all Participants in any manner other than is provided in this Plan without the consent of all Participants.

                  15. Impact of Future Legislation or Regulation

                           (a) This Section 15 shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his federal gross income amounts accrued by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder.

                           (b) Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan, or the election by a Participant that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him hereunder. By way of example, but not by way of limiting the generality of the foregoing, if a statute is enacted that would require a Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her because of the Participant's right to receive a distribution of a portion of his Account under Section 6(h), the right of all Participants to receive distributions under Section 6(h) shall be null and void as of the effective date of that statute. If only a portion of a Participant's Account is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the

         Company, then only such Participants shall be subject to this Section.

                           (c) Notwithstanding Section 15(b) above, if an Early Taxation Event occurs (e.g., if a change in law is retroactive), , the amounts that become taxable on the Early Taxation Event shall be distributed to each Participant as soon as practicable following such Early Taxation Event or if later, the date of enactment or promulgation.

           AMENDMENT TO THE 2002 DIRECTOR DEFERRED COMPENSATION PLAN

Effective January 1, 2004, interest will be credited at the rate of 10-year U.S. Treasury bonds as published by the Wall Street Journal on the last day of the preceding calendar year. Such rate will be reviewed and updated annually.